SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  June 25, 2003

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2003-5 Mortgage Pass-Through Certificates, Series 2003-5)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-101254	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of May 1, 2003 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Warburg Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank Minnesota, N.A., as master servicer and custodian (in such capacity, the “Master Servicer”), U.S. Bank National Association, as custodian (in such capacity, “U.S. Bank”) and Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on May 29, 2003.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of May 1, 2003, by and among the Company, the Transferor, the Master Servicer, U.S. Bank and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Eric Daouphars______________

Name:  Eric Daouphars

Title:    Director

By: /s/ Saro Cutri__________________

Name:  Saro Cutri

Title:    Director

Dated: June 25, 2003

Exhibit Index

Exhibit                                                                                                                                        Page

99.1

Pooling and Servicing Agreement dated as of May 1, 2003,

by and among the Company, the Transferor, the Master Servicer, U.S.

Bank and the Trustee.                                                                                                         5